Exhibit (g)(8)

                           MASTER CUSTODIAN AGREEMENT
                           --------------------------

         This Agreement is made as of March 17, 2004, between EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A HERETO [CHICAGO BOARD] (each such registered investment company, and each registered investment company made subject to this Agreement in accordance with Section 18 below, referred to as the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian").

                                   WITNESSETH:

        WHEREAS, the Funds are registered under the Investment Company Act of 1940 and each Fund has appointed the Custodian to act as its custodian;

         WHEREAS, certain Funds may be authorized to issue shares of common stock or shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

        WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 19 below, shall be referred to as the "Portfolio(s)"); and

        WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references herein to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
           -----------------------------------------------------

Each Fund hereby employs the Custodian as the custodian of its assets or those of its Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by such Portfolios with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury share of beneficial interest of each Fund representing interests in its Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Fund and not delivered to the Custodian. With respect to uncertificated shares (the "Underlying Shares") of registered investment companies (hereinafter sometimes referred to as the "Underlying Portfolios"), the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall, on behalf of the applicable Portfolio(s), from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors or the Board of Trustees of the applicable Fund on behalf of the applicable Portfolio (as



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appropriate,  and in each  case,  the  "Board").  The  Custodian  may  employ as sub-custodian for each Fund's foreign securities, on behalf of the applicable Portfolio, the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           ---------------------------------------------------------------------
           THE CUSTODIAN IN THE UNITED STATES
           ----------------------------------

        SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U. S. Department of the Treasury (each, a "U.S. Securities System") and (b) the Underlying Shares owned by each Fund which are maintained pursuant to Section 2.14 in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

        SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

         3)       In the  case  of a sale  effected  through  a U.S.  Securities
                  System,  in  accordance  with the  provisions  of Section  2.9 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same





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                  aggregate  face amount or number of units;  provided  that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery in connection with any loans of securities made by a Fund on behalf of a Portfolio to a third-party lending agent, or the lending agent's custodian, in accordance with Proper Instructions (which may or may not provide for the receipt by the Custodian of collateral therefor), as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio;

         12) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts;

         13) For delivery as security in connection with any borrowing by the Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

         14) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance



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                  with the rules of The Options Clearing  Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

         15)      For  delivery  in  accordance   with  the  provisions  of  any
                  agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

         16) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer
                  Agent  or  to  the  holders  of  Shares  in  connection   with
                  distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

         17) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with
                  Section 2.14 hereof; and

         18)      For any  other  purpose,  but  only  upon  receipt  of  Proper
                  Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, or tender or exchange offers.

         SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Monies held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian



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in the  banking  department  of the  Custodian  or in such other  banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the monies to be deposited with each such bank or trust company shall on behalf of each Portfolio be approved by vote of a majority of the Board. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) and (11) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

        SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

        1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section
                 2.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.14 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of
                  a  Portfolio  and  the  Custodian,   or  another  bank,  or  a
                 broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;


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         2)       In  connection  with  conversion,  exchange  or  surrender  of securities owned by the Portfolio as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

         4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or agreement and declaration of trust, as applicable, by-laws and Prospectus (collectively, "Governing Documents");

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) In connection with a lending or borrowing transaction between a Fund on behalf of a Portfolio and an investment company advised by Deutsche Asset Management, Inc., or its applicable affiliates;

         8)       In connection with a cash sweep arrangement;

         9) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts;

         10) For the payment of cash to one or more co-custodians (each, a "Repo Custodian") appointed by a Fund on behalf of a Portfolio, as applicable, and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Agreement, duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions, which payment may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund on behalf of a Portfolio, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for such Portfolio with respect to the cash so delivered (each such delivery, a "Free Trade"), provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets are received by the Custodian; and

         11) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.







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         SECTION 2.7  LIABILITY  FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES
PURCHASED. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

         SECTION 2.8 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.8 or any other provision of this Agreement.

         SECTION 2.9 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

         1) The Custodian may keep securities of a Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall maintain securities of a Portfolio in a U.S. Securities System in compliance with the requirements of Rule 17f-4 of the 1940 Act, as amended from time to time;

         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.



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         SECTION 2.1 0 SEGREGATED ACCOUNT.  The Custodian shall, upon receipt of
Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among a Fund on behalf of itself or its Portfolios, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund or Portfolio, (ii) for purposes of segregating cash or government securities in connection with swaps arrangements entered into by a Fund on behalf of itself or its Portfolios, options purchased, sold or written by a Fund on behalf of itself or its Portfolio(s), or commodity futures contracts or options thereon purchased or sold by a Fund on behalf of itself or its Portfolios, (iii) for the purposes of compliance by a Fund or a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating securities or other assets of the Fund on behalf of itself or its Portfolios in connection with a borrowing transaction between a Fund as borrower and an investment
company  advised  by  Deutsche  Asset   Management,   Inc.,  or  its  applicable
affiliates, and (v) for any other purpose upon receipt of Proper Instructions.

         SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

        SECTION 2.12 PROXIES. Except with respect to Portfolio property purchased pursuant to Section 2.6 (10), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

         SECTION 2.13 COMMUNICATIONS RELATING TO FUND SECURITIES. Except with respect to Portfolio property purchased pursuant to Section 2.6(10), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of itself or its Portfolios and the maturity of futures contracts purchased or sold by the Fund on behalf of itself or its Portfolios) received by the Custodian from issuers of the securities being held for the Fund or Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

         SECTION 2.14 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a securities depository for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

         1) The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

         2) The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

         3) The Custodian shall pay for Underlying Shares purchased for the account of an Underlying Portfolio upon (i) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and
                  (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of an Underlying Portfolio (i) upon receipt of an advice from the Portfolio's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Underlying Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the Portfolio's investment adviser at its request; and

         4) The Custodian shall be not be liable to any Fund or any Portfolio for any loss or damage to the Fund or any Portfolio resulting from maintenance of Underlying Shares with the Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

         SECTION 2.15 AVAILABILITY OF FEDERAL FUNDS Upon agreement between the Fund on behalf of itself or its Portfolios and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund or Portfolio, make federal funds available to the Fund or Portfolio as of specified times agreed upon from time to time by the Fund or Portfolio and the Custodian in the amount of checks received in payment for Shares of such Fund or Portfolio which are deposited into the Fund's or Portfolio's account.


SECTION 3 . PROVISIONS RELATING TO RULES 17F-5 AND 17F-7
            --------------------------------------------

         SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Section (a)(7) of Rule 17f5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

         SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

                  3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United
States, and the Custodian hereby accepts such delegation as Foreign Custody Manager for each Fund and each Portfolio, as applicable.

                  3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on the appropriate Schedule A to this Agreement ("Schedule A"), which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Fund, and each Schedule A of Eligible Foreign Custodians may be amended from time to time by agreement between the Fund and the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on a Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody
Manager for that country shall be deemed to have been withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager for such Portfolio with respect to that country.

In the event that the Foreign Custody Manager determines that no Eligible Foreign Custodian in the designated market satisfies the requirements of Rule 17f-5, the Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to such designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

                  3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

         (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1), as amended from time to time.

         (b) CONTRACTS WITH ELIGIBLE  FOREIGN  CUSTODIANS.  The Foreign  Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

         (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor: (i) the appropriateness of maintaining the

Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

                  3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board, directly or by delegation to its duly authorized investment adviser or investment manager, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

                  3.2.5 REPORTING REQUIREMENTS. At least annually and more frequently as the Board deems reasonable and appropriate based on the circumstances, the Foreign Custody Manager shall provide the Board with written reports specifying placement of the Portfolios' Foreign Assets with each Eligible Foreign Custodian selected by the Foreign Custody Manager and shall promptly report to the Board, or its duly authorized investment adviser or
investment   manager,  as  to  any  material  change  to  such  foreign  custody arrangement.

                  3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of foreign assets of management investment companies registered under the 1940 Act would exercise.

                  3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

                  3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

         SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

                  3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify such Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

                 3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
Section 3.3.1.


SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD
           ------------------------------------------------------------------
           OUTSIDE THE UNITED STATES
           -------------------------

         SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

         SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

         SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

         SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

                  4.4.1. DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:


         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

         (iii)    to  the  issuer   thereof  or  its  agent  when  such  foreign
                  securities are called, redeemed, retired or otherwise become payable;

         (iv) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (v) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign SubCustodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vi) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (vii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (viii) for delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

         (ix) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (x) for delivery in connection with any loans of foreign securities made by a Fund on behalf of a Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Fund on behalf of a Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         (xi) for delivery in connection with any loans of foreign securities made by a Fund on behalf of a Portfolio to a third party lending agent, or the lending agent's custodian, in accordance with Proper Instructions (which may or may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund on behalf of such Portfolio; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

                  4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with a lending or borrowing transaction between a Portfolio and an investment company advised by Deutsche Asset Management, Inc., or its applicable affiliates;

         (viii) for delivery in connection with any loans of foreign securities made by a Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by such Portfolio prior to the receipt of such collateral;

         (ix)     for  delivery  in   connection   with  any  loans  of  foreign
                  securities made by a Portfolio to a third party lending agent, or the lending agent's custodian, in accordance with

                  Proper Instructions (which may or may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and such Portfolio; and

         (x) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

                 4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the
country  or  market  in  which  the  transaction  occurs,   including,   without
limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board, or its authorized designee, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign SubCustodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board or its duly-authorized designee being provided with substantively less information than had been previously provided hereunder.

         SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign SubCustodian or in the name of any nominee of the foregoing, and, provided that a nominee does not act negligently, the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

         SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign SubCustodian in accordance with the provisions of this Agreement. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign SubCustodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

         SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

        SECTION 4. 8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

         SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent negligence on the part of the Custodian, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession or control of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

         SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

        SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to those Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

         SECTION 4.12. ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of any Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of such Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its contract with the Custodian.

SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES
           ----------------------------------------------------------

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

SECTION 6. PROPER INSTRUCTIONS
           -------------------

"Proper Instructions", which may also be standing instructions, as used throughout this Agreement shall mean instructions received by the Custodian from a Fund or from a Fund's investment manager or subadviser, as duly authorized by the applicable Board of such Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person giving such instructions, provided that each Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian, including, but not limited to, the security procedures selected by such Fund. Instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 of this Agreement. Each Fund or such Fund's investment manager or subadviser shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the applicable Fund to the contrary.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY
           -------------------------------------------

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 8. EVIDENCE OF AUTHORITY
           ---------------------

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary of any Fund ("Certified Resolution"), as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
           ------------------------------------------------------------
           CALCULATION OF NET ASSET VALUE AND NET INCOME
           ---------------------------------------------

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of such Portfolio(s), shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of each applicable Portfolio as described in the Prospectus and shall advise such Portfolio and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund on behalf of such Portfolio to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a Fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including, without limitation, the duties set forth in this Section 9 and in Section 10 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of

Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 10. RECORDS
            -------

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31 a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT
            ----------------------------------------

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, N-2, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS
            -------------------------------------------------

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios, at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either system, a "Securities System") relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF CUSTODIAN
            -------------------------

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund, on behalf of each applicable Portfolio, and the Custodian.

SECTION 14. RESPONSIBILITY OF CUSTODIAN
            ---------------------------

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a
Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence, willful misconduct, or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; or (ii) the insolvency of or acts or omissions by a Securities System. In the event such event or circumstances directly affect the performance of the Custodian's obligations under this Agreement, the Custodian will take reasonable steps to minimize service interruptions arising from such event or circumstances.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 of this Agreement) to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign SubCustodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If any Fund or any of its applicable Portfolios requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such Fund on behalf of the applicable Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.


SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
            -------------------------------------------

This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing; provided, however, that a Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of such Fund's Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 16. SUCCESSOR CUSTODIAN
            -------------------

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such

Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17. LIMITATION OF LIABILITY OF FUND
            -------------------------------

As expressly permitted, limited or prohibited by relevant state or federal law, it is understood and expressly stipulated that no member of the Board, officers, agents or shareholders of any Fund shall be personally liable under the Agreement. It is understood and acknowledged that all persons dealing with any Fund must look solely to the property of that Fund for the enforcement of any claims against such Fund, as the trustees, officers, agents or shareholders will not assume any personal liability for obligations entered into on behalf of such Fund.

SECTION 18. ADDITIONAL FUNDS
            ----------------

In the event that any registered investment company in addition to those listed on Appendix A to this Agreement desires to have the Custodian render services as custodian under the terms of this Agreement, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such registered investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions of this Agreement.

SECTION 19. ADDITIONAL PORTFOLIOS
            ---------------------

In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A to this Agreement and the Fund desires to have the Custodian render services to such series as custodian under the terms of this Agreement, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio under this Agreement.

 SECTION 20. INTERPRETIVE AND ADDITIONAL PROVISIONS
             --------------------------------------

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of the Portfolios may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 21. MASSACHUSETTS LAW TO APPLY
            --------------------------

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 22. PRIOR AGREEMENTS
            ----------------

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios, as applicable, and the Custodian relating to the custody of such Fund's assets.

SECTION 23. NOTICES.
            --------

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.


To the Funds:                      SCUDDER INVESTMENT FUNDS
                                   Two International Place
                                   Boston, MA 02110
                                   Attention: John Millette
                                   Telephone: 617-295-2572
                                   Telecopy: 617-295-4066


To the Custodian:                  STATE STREET BANK AND TRUST COMPANY
                                   One Heritage Drive - JPB/2N
                                   North Quincy, MA 02171
                                   Attention: James M. Curran
                                   Telephone: 617-985-1090
                                   Telecopy: 617-985-7575


Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 24. REPRODUCTION OF DOCUMENTS
            -------------------------

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


SECTION 25. REMOTE ACCESS SERVICES ADDENDUM
            -------------------------------

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 26. COUNTERPARTS
            ------------

This Agreement may be signed in counterparts, all of which shall constitute but one and the same instrument.

SECTION 27. SEVERABILITY
            ------------

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

SECTION 28. SHAREHOLDER COMMUNICATIONS ELECTION
            -----------------------------------

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat a Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether each Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date written on page one of this Agreement.

EACH REGISTERED INVESTMENT CO0ANY                 FUND SIGNATURE ATTESTED TO BY:
IDENTIFIED ON APPENDIX A ATTACHED
[CHICAGO BOARD]

By:    /s/John Millette                           By:   /s/Caroline Pearson
       -----------------------------                     ----------------------
Name:  John Millette                              Name:
       -----------------------------                     ----------------------

Title: Secretary                                 Title:
       -----------------------------                     ----------------------





STATE STREET BANK AND TRUST CO0ANY                 SIGNATURE ATTESTED TO BY:


By:  /s/Joseph L. Hooley                           By:   /s/Jean S. Carr
       -----------------------------                     ----------------------

Name: Joseph L. Hooley                             Name:  Jean S. Carr
       -----------------------------                     ----------------------

Title: Executive Vice President                    Title: Counsel
       -----------------------------                     ----------------------

          REMOTE ACCESS SERVICES ADDENDUM TO MASTER CUSTODIAN AGREEMENT
          -------------------------------------------------------------


         ADDENDUM to the Master Custodian Agreement dated as of March 17, 2004 (the "Custodian Agreement") between Each Registered Investment Company Identified on Appendix A [Chicago Baord] (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

        State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services
------------

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures
-------------------

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees
----

At the present time, the Customer will pay no fees or charges for the use of the System and the Remote Access Services; State Street reserves the right to request fees for such services at some future time and payment terms for the use of the System and related services shall be as set forth in a Fee Schedule to the Master Custodian Agreement in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief
-----------------------------------------

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of

State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party, other than Authorized Designees, to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties
------------------

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement
------------

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination
-----------

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous
-------------

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                                    EXHIBIT A
                                       to
          REMOTE ACCESS SERVICES ADDENDUM TO MASTER CUSTODIAN AGREEMENT
          -------------------------------------------------------------


                                  IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency HorizonSM, Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Market                     Subcustodian
------                     ------------

Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation


Austria                    Erste Bank der osterreichischen Sparkassen AG


Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank


Belgium                    BNP Paribas Securities Services, S.A.


Benin                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Bermuda                    Bank of Bermuda Limited


Botswana                   Barclays Bank of Botswana Limited


Brazil                     Citibank, N.A.
                           BankBoston, N.A.


Bulgaria                   ING Bank N.V.


Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Canada                     State Street Trust Company Canada


Cayman Islands             The Bank of Nova Scotia Trust Company (Cayman) Ltd.


Chile                      BankBoston, N.A.


People's Republic          The Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d


Cyprus                     Cyprus Popular Bank Ltd.


Czech Republic             Ceskoslovenska obchodni banka, A.S.


Denmark                    Danske Bank A/S



03/26/04                                  1



                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


Market                     Subcustodian
------                     ------------

Ecuador                    Citibank, N.A.


Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Estonia                    AS Hansapank


Finland                    Nordea Bank Finland Plc.


France                     BNP Paribas Securities Services, S.A.


Germany                    Deutsche Bank AG
                           Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited


Greece                     National Bank of Greece S.A.

Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire Abidjan, Ivory Coast


Hong Kong                  Standard Chartered Bank


Hungary                    HVB Bank Hungary Rt.


Iceland                    Kaupthing Bunadarbanki hf.


India                      Deutsche Bank AG
                           The Hongkong and Shanghai Banking Corporation Limited


Indonesia                  Deutsche Bank AG
                           Standard Chartered Bank

Ireland                    Bank of Ireland


Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas Securities Services, S.A.


Ivory Coast                Societe Generale de Banques en Cote d'Ivoire


Jamaica                    Bank of Nova Scotia Jamaica Ltd.


Japan                      Mizuho Corporate Bank Ltd.
                           Sumitomo Mitsui Banking Corporation


Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)




03/26/04                                2


                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS




Market                     Subcustodian
------                     ------------

Kazakhstan                 HSBC Bank Kazakhstan
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited


Republic of Korea          Deutsche Bank AG
                           The Hongkong and Shanghai Banking Corporation Limited
                           Citibank, N.A.

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East Limited
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad


Mali                       via Societe Generale de Banques en Cote d'Ivoire Abidjan, Ivory Coast


Malta                      HSBC Bank Malta Plc.


Mauritius                  The Hongkong and Shanghai Banking Corporation Limited


Mexico                     Banco Nacional de Mexico S.A.


Morocco                    Banque Commerciale du Maroc


Namibia                    Standard Bank Namibia Limited               -


Netherlands                Deutsche Bank N.V.
                           KAS BANK N.V.


New Zealand                Westpac Banking Corporation


Niger                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria                    Stanbic Bank Nigeria Limited


Norway                     Nordea Bank Norge ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East Limited



03/26/04                                3


                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS




Market                     Subcustodian
------                     ------------

                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank


Poland                     Bank Handlowy w Warszawie S.A.


Portugal                   Banco Comercial Portugues S.A.


Puerto Rico                Citibank N.A.


Qatar                      HSBC Bank Middle East Limited
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Romania                    ING Bank N.V.


Russia                     ING Bank (Eurasia) ZAO, Moscow


Senegal                    via Societe Generale de Banques en Cote d'Ivoire Abidjan, Ivory Coast


Singapore                  DBS Bank Limited
                           United Overseas Bank Limited


Slovak Republic            Ceskoslovenska obchodni banka, A.S., pobocka zahranicnej banky v SR


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Nedcor Bank Limited
                           Standard Bank of South Africa Limited


Spain                      Santander Central Hispano Investment S.A.


Sri Lanka                  The Hongkong and Shanghai Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited


Sweden                     Skandinaviska Enskilda Banken AB


Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank


03/26/04                               4


                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS




Market                     Subcustodian
------                     ------------

Togo                       via Societe Generale de Banques en Cote d'Ivoire Abidjan, Ivory Coast


Trinidad & Tobago          Republic Bank Limited


Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, A.S.


Uganda                     Barclays Bank of Uganda Limited


Ukraine                    ING Bank Ukraine


United Arab Emirates       HSBC Bank Middle East Limited
                           (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai Banking Corporation Limited


Zambia                     Barclays Bank of Zambia Plc.


Zimbabwe                   Barclays Bank of Zimbabwe Limited




03/26/04                               5

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




         Country                            Depositories
         -------                            ------------

         Argentina                          Caja de Valores S.A.


         Australia                          Austraclear Limited


         Austria                            Oesterreichische Kontrollbank AG
                                            (Wertpapiersammelbank Division)


         Bahrain                            Clearing, Settlement, and Depository System of the Bahrain Stock Exchange


         Belgium                            Banque Nationale de Belgique

                                            Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.


         Benin                              Depositaire Central - Banque de Reglement


         Bermuda                            Bermuda Securities Depository


         Brazil                             Central de Custodia e de Liquidacao Financeira de Titulos Privados
                                            (CETIP)

                                            Companhia Brasileira de Liquidacao e Custodia

                                            Sistema Especial de Liquidacao e de Custodia (SELIC)


         Bulgaria                           Bulgarian National Bank

                                            Central Depository AD


         Burkina Faso                       Depositaire Central - Banque de Reglement


         Canada                             The Canadian Depository for Securities Limited


         Chile                              Deposito Central de Valores S.A.


         People's Republic                  China Securities Depository and Clearing Corporation Limited

03/31/04                               1



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         of China                           Shanghai Branch

                                            China Securities Depository and Clearing Corporation Limited
                                            Shenzhen Branch


         Colombia                           Deposito Central de Valores

                                            Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)


         Costa Rica                         Central de Valores S.A.


         Croatia                            Ministry of Finance

                                            Sredisnja Depozitarna Agencija d.d.


         Cyprus                             Central Depository and Central Registry


         Czech Republic                     Czech National Bank

                                            Stredisko cennych papiru - Ceska republika


         Denmark                            Vaerdipapircentralen (Danish Securities Center)


         Egypt                              Misr for Clearing, Settlement, and Depository S.A.E.


         Estonia                            Eesti Vaartpaberikeskus


         Finland                            Suomen Arvopaperikeskus


         France                             Euroclear France


         Germany                            Clearstream Banking AG, Frankfurt


         Greece                             Apothetirion Titlon AE - Central Securities Depository

03/31/04                               2



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

                                            Bank of Greece,
                                            System for Monitoring Transactions in Securities in Book-Entry Form


         Guinea-Bissau                      Depositaire Central - Banque de Reglement


         Hong Kong                          Central Moneymarkets Unit

                                            Hong Kong Securities Clearing Company Limited


         Hungary                            Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)


         Iceland                            Icelandic Securities Depository Limited


         India                              Central Depository Services India Limited

                                            National Securities Depository Limited

                                            Reserve Bank of India


         Indonesia                          Bank Indonesia

                                            PT Kustodian Sentral Efek Indonesia


         Israel                             Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)


         Italy                              Monte Titoli S.p.A.


         Ivory Coast                        Depositaire Central - Banque de Reglement


         Jamaica                            Jamaica Central Securities Depository


         Japan                              Bank of Japan  - Net System

                                            Japan Securities Depository Center (JASDEC) Incorporated


03/31/04                              3


                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         Kazakhstan                         Central Depository of Securities


         Kenya                              Central Bank of Kenya


         Republic of Korea                  Korea Securities Depository


         Latvia                             Latvian Central Depository


         Lebanon                            Banque du Liban

                                            Custodian and Clearing Center of Financial Instruments
                                            for Lebanon and the Middle East (Midclear) S.A.L.


         Lithuania                          Central Securities Depository of Lithuania


         Malaysia                           Bank Negara Malaysia

                                            Malaysian Central Depository Sdn. Bhd.


         Mali                               Depositaire Central - Banque de Reglement


         Malta                              Central Securities Depository of the Malta Stock Exchange


         Mauritius                          Bank of Mauritius

                                            Central Depository and Settlement Co. Ltd.


         Mexico                             S.D. Indeval, S.A. de C.V.


         Morocco                            Maroclear


         Namibia                            Bank of Namibia


03/31/04                               4



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         Netherlands                        Euroclear Nederlands


         New Zealand                        New Zealand Central Securities Depository Limited


         Niger                              Depositaire Central - Banque de Reglement


         Nigeria                            Central Securities Clearing System Limited


         Norway                             Verdipapirsentralen (Norwegian Central Securities Depository)


         Oman                               Muscat Depository & Securities Registration Company, SAOC


         Pakistan                           Central Depository Company of Pakistan Limited

                                            State Bank of Pakistan


         Palestine                          Clearing Depository and Settlement, a department
                                            of the Palestine Stock Exchange


         Panama                             Central Latinoamericana de Valores, S.A. (LatinClear)


         Peru                               Caja de Valores y Liquidaciones, Institucion de
                                            Compensacion y Liquidacion de Valores S.A


         Philippines                        Philippine Central Depository, Inc.

                                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury


         Poland                             Central Treasury Bills Registrar

                                            Krajowy Depozyt Papierow Wartosciowych S.A.
                                            (National Depository of Securities)

03/31/04                               5



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         Portugal                           INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao
                                            e de Sistemas Centralizados de Valores Mobiliarios, S.A.


         Qatar                              Central Clearing and Registration (CCR), a
                                            department of the Doha Securities Market


         Romania                            Bucharest Stock Exchange Registry Division

                                            National Bank of Romania

                                            National Securities Clearing, Settlement and Depository Company


         Russia                             Vneshtorgbank, Bank for Foreign Trade of the Russian Federation


         Senegal                            Depositaire Central - Banque de Reglement


         Singapore                          The Central Depository (Pte) Limited

                                            Monetary Authority of Singapore


         Slovak Republic                    National Bank of Slovakia

                                            Centralny depozitar cennych papierov SR, a.s.


         Slovenia                           KDD - Centralna klirinsko depotna druzba d.d.


         South Africa                       Share Transactions Totally Electronic (STRATE) Ltd.


         Spain                              IBERCLEAR


         Sri Lanka                          Central Depository System (Pvt) Limited


         Sweden                             Vardepapperscentralen  VPC AB
                                            (Swedish Central Securities Depository)

03/31/04                               6



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         Switzerland                        SegaIntersettle AG (SIS)


         Taiwan - R.O.C.                    Taiwan Securities Central Depository Company Limited


         Thailand                           Bank of Thailand

                                            Thailand Securities Depository Company Limited


         Togo                               Depositaire Central - Banque de Reglement


         Trinidad and Tobago                Trinidad and Tobago Central Bank


         Tunisia                            Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)


         Turkey                             Central Bank of Turkey

                                            Takas ve Saklama Bankasi A.S. (TAKASBANK)


         Uganda                             Bank of Uganda


         United Kingdom                     CrestCo.

         Ukraine                            Mizhregionalny Fondovy Souz

                                            National Bank of Ukraine


         United Arab Emirates               Clearing and Depository System,
                                            a department of theDubai Financial Market


         Uruguay                            Banco Central del Uruguay

         Venezuela                          Banco Central de Venezuela


03/31/04                               7



                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

         Country                            Depositories
         -------                            ------------

         Vietnam                            Securities Registration, Clearing and Settlement,
                                            Depository Department of the Securities Trading Center


         Zambia                             Bank of Zambia

                                            LuSE Central Shares Depository Limited




         TRANSNATIONAL

         Euroclear

         Clearstream Banking, S.A.

03/31/04                               8

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                      Brief Description
-------------------------------                      -----------------
(scheduled frequency)

The Guide to Custody in World Markets       An overview of settlement and safekeeping procedures,
(hardcopy annually and regular              custody practices and foreign investor considerations for the
website updates)                            markets in which State Street offers custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State Street's
(annually)                                  Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign
                                            Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                  operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                         With respect to each market in which State Street offers custodial
(annually)                                  services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a
                                            Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a
                                            Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into with each
(annually)                                  Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in
(daily or as necessary)                     markets where State Street offers custodial services.
                                            Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial
(as necessary)                              services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                     Informational letters and accompanying materials confirming
(presently on a quarterly                   State Street's foreign custody arrangements, including a
basis or as otherwise necessary)            summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

                                   SCHEDULE D

                                       to

                  `Master Custodian Agreement of March 17, 2004
                 Between State Street Bank and Trust Company and
           Each Registered Investment Company Identified on Appendix A




TRI-PARTY REPO CUSTODIAN BANKS                       ACCOUNT NUMBERS
------------------------------                       ---------------

The Bank of New York
The Chase Manhattan Bank













Authorized Signature of Officer for each RIC on Appendix A:

By:   _______________________________

Title: ______________________________

Date:  ______________________________

                                   Appendix A
                                   ----------

                                       To
                 Master Custodian Agreement dated March 17, 2004
                            Dated as of May 11, 2004

                        THE SCUDDER FUNDS - CHICAGO BOARD



SCUDDER AGGRESSIVE GROWTH FUND

SCUDDER BLUE CHIP FUND

SCUDDER DYNAMIC GROWTH FUND

SCUDDER EQUITY TRUST
Scudder-Dreman Financial Services Fund

SCUDDER FOCUS VALUE PLUS
        GROWTH FUND

SCUDDER GROWTH TRUST
Scudder Growth Fund
Scudder Strategic Growth Fund

SCUDDER HIGH INCOME SERIES
Scudder High Income Fund

SCUDDER INVESTORS TRUST
Scudder S&P 500 Stock Fund

SCUDDER PORTFOLIOS
Scudder Cash Reserves Fund

SCUDDER STATE TAX-FREE INCOME
SERIES
Scudder CA Tax-Free Income  Fund
Scudder FL Tax-Free Income  Fund
Scudder NY Tax-Free Income Fund

SCUDDER STRATEGIC INCOME FUND

CASH ACCOUNT TRUST
Money Market Portfolio
Government & Agency Securities Portfolio
Tax-Exempt Portfolio

INVESTORS CASH TRUST
Government & Agency Securities
Portfolio Treasury Portfolio

SCUDDER TARGET FUND
Scudder Target 2010 Fund
Scudder Target 2011 Fund
Scudder Target 2012 Fund
Scudder Target 2013 Fund
Scudder Retirement  Fund - Series V
Scudder Retirement Fund - Series VI
Scudder Retirement Fund - Series VII

INVESTORS MUNICIPAL CASH FUND
Investors Florida  Municipal Cash Fund
Investors New Jersey Municipal Cash Fund
Investors Michigan Municipal Cash Fund\
Investors Pennsylvania Municipal Cash Fund
Tax-Exempt New York Money Market Portfolio

CASH EQUIVALENT FUND
Money Market Portfolio
Government & Agency Securities
Portfolio Tax-Exempt Portfolio

SCUDDER TECHNOLOGY FUND

SCUDDER TOTAL RETURN FUND

SCUDDER U.S. GOVERNMENT SECURITIES FUND

SCUDDER VALUE SERIES, INC.
Scudder Large Cap Value Fund
Scudder-Dreman High Return Equity Fund
Scudder-Dreman Small Cap Value Fund

SCUDDER VARIABLE SERIES II
Scudder Aggressive Growth Portfolio
Scudder Blue Chip Portfolio
Scudder Contrarian Value Portfolio
Scudder Government Securities Portfolio
Scudder Growth Portfolio
Scudder High Income Portfolio
Scudder Fixed Income Portfolio
Scudder Money Market Portfolio
Scudder Small Cap Growth Portfolio
Scudder Strategic Income Portfolio
Scudder Technology Growth Portfolio

Scudder Total Return  Portfolio
SVS Davis Venture Value Portfolio
SVS Dreman Financial Services Portfolio
SVS Dreman High Return Equity Portfolio
SVS Dreman Small Cap Value Portfolio
SVS Eagle Focused Large Cap Growth Portfolio
SVS Focus Value+Growth Portfolio
SVS Index 500 Portfolio
SVS Invesco Dynamic Growth Portfolio
SVS Janus Growth and Income Portfolio
SVS Janus Growth Opportunities Portfolio
SVS MFS Strategic Value Portfolio
SVS Oak Strategic Equity Portfolio
SVS Turner Mid Cap Growth Portfolio
SVS Conservative Income Strategy Fund
SVS Growth and Income Strategy Fund
SVS Growth Strategy Fund
SVS Income and Growth Strategy Fund

SCUDDER HIGH INCOME TRUST

SCUDDER INTERMEDIATE GOVERNMENT
        & AGENCY TRUST

SCUDDER MULTI-MARKET INCOME TRUST

SCUDDER MUNICIPAL INCOME
        TRUST

SCUDDER STRATEGIC INCOME TRUST

SCUDDER STRATEGIC MUNICIPAL
        INCOME TRUST

SCUDDER MONEY FUNDS
Scudder Money Market Fund
Scudder Government & Agency Money Fund
Scudder Tax-Exempt Money Fund

TAX-EXEMPT CA MONEY MARKET FUND

SCUDDER YIELDWISE FUNDS
Scudder YieldWise Money Fund
Scudder YieldWise Government & Agency Money Fund
Scudder YieldWise Municipal Money Fund